                                                                    EXHIBIT 12-A

                             OTTER TAIL CORPORATION
               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                   Year Ended December 31,
                                                                   ------------------------------------------------------------
                                                                   1997           1998 (a)         1999 (b)          2000
                                                                   ----           --------         --------          ----
EARNINGS:
Pretax income from continuing operations                          $46,654,487      $45,841,129     $ 69,784,257     $59,397,298
Plus fixed charges (see below)                                     20,194,243       18,292,582       18,069,648      20,055,142
                                                                  -----------      -----------     ------------     -----------
  Total earnings                                         1        $66,848,730      $64,133,711     $ 87,853,905     $79,452,440
                                                                  -----------      -----------     ------------     -----------

FIXED CHARGES
Interest charges                                                  $18,098,702      $15,021,821     $ 14,712,507     $16,559,112
Amortization of debt expense, premium and discount                    507,032          579,709          593,271         576,340
Estimated interest component of operating leases                    1,588,509        2,691,052        2,763,870       2,919,690
                                                                  -----------      -----------     ------------     -----------
  Total fixed charges                                    2        $20,194,243      $18,292,582     $ 18,069,648     $20,055,142
                                                                  -----------      -----------     ------------     -----------

RATIO OF EARNINGS TO FIXED CHARGES (1 Divided by 2)                      3.31             3.51             4.86            3.96
                                                                  ===========      ===========     ============     ===========


                                                                   Year Ended               Three Months Ended
                                                                   December 31,                   March 31,
                                                                   ------------     -------------------------------
                                                                      2001                  2001            2002
                                                                    --------               -------         -------
EARNINGS:
Pretax income from continuing operations                           $63,685,762           $18,653,809     $14,661,812
Plus fixed charges (see below)                                      19,671,799             4,967,115       5,378,464
                                                                   -----------           -----------     ------------
  Total earnings                                         1         $83,357,561           $23,620,924     $20,040,276
                                                                   -----------           -----------     ------------

FIXED CHARGES
Interest charges                                                   $15,801,291           $ 4,000,250     $ 4,325,030
Amortization of debt expense, premium and discount                     568,533               141,371         184,837
Estimated interest component of operating leases                     3,301,975               825,494         868,597
                                                                   -----------           -----------     ------------
  Total fixed charges                                    2         $19,671,799           $ 4,967,115     $ 5,378,464
                                                                   -----------           -----------     ------------

RATIO OF EARNINGS TO FIXED CHARGES (1 Divided by 2)                       4.24                  4.76            3.73
                                                                   ===========           ===========     ===========




(a) Pretax income from continuing operations excludes the cumulative effect of a change in accounting.
(b) Pretax income from continuing operations includes a pre-tax gain of approximately $14.5 million from the sale of radio station assets.